ASSET PURCHASE AGREEMENT

       THIS AGREEMENT ("Agreement") is made and entered into effective as of January 31, 2000 (the "Effective Date"), by and between ZAPWORLD.com, a California corporation having its principal place of business at 117 Morris Street, Sebastopol, California 95472 ("ZAP"), and American Scooter and Cycle Rentals, Inc., a California corporation having its principal place of business at 2715 Hyde Street, San Francisco, California 94109 ("ASCR"). ZAP and ASCR are referred to collectively herein as the "parties."

                                    RECITALS

       A. ASCR wishes to sell and ZAP wishes to purchase certain assets of ASCR's scooter and motorcycle rental business and assume certain listed liabilities for the sum of One Hundred Thousand Dollars ($100,000). The parties would also like to have Scott Todd, currently an employee of ASCR, continue to manage and maintain the motorized rental operation.

       B. The purpose of this Agreement is to set forth the understanding of the parties relative to the matters above. By this reference these Recitals are incorporated into the Agreement that follows below.

                                    AGREEMENT

       NOW, THEREFORE, in consideration of these premises, the benefits to be derived by the parties, and the terms, conditions, representations and covenants set forth herein, the parties hereby agree as follows:

                                   ARTICLE I

       1.01 Purchase and Sale of the Assets. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as hereinafter defined), ZAP shall purchase and accept from ASCR, and ASCR shall sell, transfer, convey and deliver to ZAP, all of the Motorized Equipment and all other tangible and intangible assets of ASCR listed on the attached Exhibit A (collectively, the "Assets"), including, but not limited to, the following:

       (a) All of ASCR's rights of every kind and nature with respect to its motorized rental business (the "Business") including, without limitation, all goodwill and intellectual property assets of ASCR applicable to ASCR's Business;

       (b) (Any remaining physical and fixed assets and equipment described in Exhibit A attached hereto and incorporated herein by this reference.

       1.02 Purchase Price of Assets. In consideration of ASCR's sale of the Assets as provided herein, ZAP shall tender One Hundred Thousand Dollars ($100,000) (the "Purchase Price") in cash to be paid to ASCR at the Closing.

       1.03 Assumption of Liabilities. It is expressly understood and agreed that ZAP is not assuming and shall not be liable for any of the debts,


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obligations or liabilities of ASCR whether now known or unknown, accrued, absolute, contingent or otherwise, except for the liabilities and obligations directly related to ASCR's business as specifically assumed in Schedule 1.03 attached hereto, and incorporated herein by reference; provided, in no event shall the amount of liabilities assumed by ZAP exceed the aggregate amount of two thousand dollars ($2,000).

       1.04 Delivery of Assets. At the Closing, the following shall be delivered by ASCR to ZAP:

       (a) A bill of sale in a form mutually agreeable to ASCR and ZAP, transferring to ZAP the Assets to be acquired by it under the terms of this Agreement free and clear of any encumbrance of any kind upon any of the Assets;

       (b) Evidence of payment of all debts which are secured by liens on the Assets with evidence of release of all such liens to be provided within five (5) days after Closing; and

       (c) Such other deeds, instruments of assignment and other appropriate documents as may be reasonably requested by ZAP in order to carry out the intentions of this Agreement and the transfer of the Assets.

       1.05 Closing. The closing under this Agreement shall take place in the offices of ZAP in Sebastopol, California at 10:00 a.m. on March 29, 2000 (the "Closing Date"); provided, that if ZAP and ASCR are not in a position on such date to close due to the failure to meet the conditions precedent to close as set forth in Article IV hereof, the Closing Date shall be extended to a date two
(2) business days after the date on which such conditions are satisfied or otherwise waived in writing by both ZAP and ASCR, but in no event shall the Closing Date be later than April 15, 2000.

       1.06 Effective Date. Notwithstanding the Closing Date, the close of business on January 31, 2000 (the "Effective Date") shall be deemed to be the effective date for certain purposes set forth herein.

       1.07 Taxes. ZAP shall pay all sales and use taxes, if any, arising out of the transfer of the Assets, or otherwise as a consequence of the transactions contemplated by this Agreement.

       1.08 Cooperation in Transfer of Business. Both prior and subsequent to the Closing Date, ZAP shall cooperate and assist ASCR in the transfer of the ownership of the assets as contemplated by this Agreement.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF ASCR

       2.01 General. ASCR hereby represents and warrants the following:



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

       2.02 Organization and Good Standing. ASCR is a corporation duly organized, validly existing and in good standing under the applicable laws of the State of California, and qualified to do business in the State of California, with requisite corporate power and authority to enter into and perform this Agreement.

       2.03 Financial Statements. ASCR has previously furnished to ZAP ASCR's Balance Sheet as of December 31, 1999, a copy of which is attached hereto as Exhibit B. ASCR represents and warrants that such financial statements, which are unaudited, have been prepared in accordance with the books and records of ASCR and correctly presents ASCR`s financial condition, sales, operations and net income (loss) as therein specified.

       2.04 Authorization and Consents. The execution of this Agreement by ASCR and the consummation by ASCR of the transactions contemplated hereby have been duly authorized and approved by ASCR`s Board of Directors and its shareholders, which authorization and approval has not since been amended or revoked. ASCR has the corporate power and requisite authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by ASCR and constitutes the valid and binding obligation of ASCR enforceable against ASCR in accordance with its terms. No agreement, consent, approval, release or waiver of any person or entity, not a party to this Agreement, and no consent of any governmental agency or authority is required (i) to permit the performance by ASCR of its obligations under the terms of this Agreement; or (ii) in order to make the representations and warranties within this Article II true and accurate.

       2.05 Absence of Restrictions. ASCR shall not be subject to any provision of any agreement, charter, bylaw, mortgage, lease, indenture, instrument, order, judgment, decree or other restriction or right of other parties which would prohibit the execution of this Agreement by ASCR or which would prevent the consummation of the transactions contemplated hereunder or which would prevent or affect in any way compliance by ASCR with the terms, conditions and provisions hereof. With respect to the Assets and the Business, the execution and delivery of this Agreement by ASCR and performance by ASCR of its obligations under the terms hereof will not accelerate, terminate, or result in a breach, under any existing material agreements, contract, lease, loan, loan commitment, joint venture or combination of any kind, to which ASCR is a party, or result in the creation of any lien or encumbrance under any indenture, mortgage, deed of trust, or other contract or agreement to which ASCR is a party or by which it is bound.

       2.06 Title to Assets. ASCR has good and marketable title to all the Assets set forth in Exhibit A, attached hereto, except as provided in Schedule 2.06, attached hereto. The assets set forth in Exhibit A are in good condition, normal wear and tear excepted, and usable in the ordinary course of business.

       2.07 Litigation and Claims. ASCR is aware of no material claims, actions, proceedings or investigations pending, asserted or threatened against, or involving the Business or the Assets, except as disclosed in Schedule 2.07, attached hereto.



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

       2.08 Taxes. There are no unpaid taxes to ASCR for which ZAP would be liable as a transferee of ASCR's Assets pursuant to the Internal Revenue Code or other applicable Federal, state or local law. ASCR shall remain liable for any obligations of ASCR which arose either subsequent or prior to Closing, except those obligations and liabilities which ZAP has expressly assumed as provided hereunder.

       2.09 Agreements, Contracts and Commitments. ASCR is not a party to or otherwise subject to any oral or written agreements or arrangement for the purchase or sale of any of the Assets or agreement, contract or commitment containing any covenant limiting the freedom of ASCR to engage in the Business. ASCR is not in default in any material respect under any agreement, contract, lease or other material document relating to the Business or the Assets, except as indicated in Schedule 2.09, attached hereto. Except as stated in such
Schedule 2.09, there have been no claims of such material defaults and, to the best of ASCR's knowledge, information and belief, there are no facts or conditions which can reasonably be expected to result in such a material default by ASCR.

       2.10 Compliance with Laws. ASCR has complied in all material respects with, and is not in violation in any material respect of any federal, state or local statute, law, rule, or regulation with respect to the conduct of its Business, or the ownership, operation, sale, purchase or possession of the Assets.

       2.11 Intellectual Property. ASCR's Intellectual Property constitutes all such proprietary rights which are owned or held by ASCR and which are reasonably necessary to, or used in the conduct of, the business of ASCR. ASCR owns or has valid rights to use its Intellectual Property without conflict with the rights of others. Except as set forth in Schedule 2.11, attached hereto, no person has made or, to the knowledge of ASCR, threatened to make any claim that ASCR's use of Intellectual Property is in violation of any license held by ASCR or infringes any proprietary right or interest of any third party. To the knowledge of ASCR, no third party is infringing upon any of ASCR's Intellectual Property. ASCR holds its Intellectual Property free and clear of all Liens.

       2.12 Expenses and Broker's Fees. To the knowledge of ASCR, ZAP shall not incur, directly or indirectly, any liability for brokerage, finder's, financial advisor's or agent's fees or commissions or expenses in connection with this Agreement, or the transactions contemplated hereby, by reason of any action or agreement on the part of ASCR. Each Party shall bear its own costs incurred in connection with this Agreement, including attorneys' fees.

       2.13 Full Disclosure. The representations and warranties contained in this Agreement are subject to the exceptions specifically noted in the disclosure schedules attached hereto. By this reference, such Schedules are incorporated in and made a part of this Agreement. No representation or warranty, as supplemented pursuant to the terms and provisions hereof, by ASCR in this Agreement or in any Exhibit or schedule hereto, nor any documents, written information, written statements or certificates furnished or to be furnished by or on behalf of ASCR to ZAP pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact; and, in the case of the statements set forth in
Section 2.03 hereof, omits or will omit to state a material fact necessary to make the statement contained therein not misleading.

       2.14 Implementation of Representations and Warranties and Certificates. ASCR shall take all reasonable action necessary to render true, complete and accurate, as of the Closing Date, ASCR`s representations and warranties contained in this Agreement as supplemented above, and to perform or cause to be performed as of the Closing Date the covenants and the obligations of ASCR contained in this Agreement and ASCR shall refrain from taking any action (other than action permitted under this Agreement or with the consent of ZAP) which would render inaccurate, as of the Closing Date, any such representations or warranties.

                                  ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF ZAP

       3.01 General. ZAP hereby represents and warrants the following:

       3.02 Organization and Good Standing. ZAP is a California corporation duly organized, validly existing and in good standing under the applicable laws of the State of California, with requisite corporate power and authority to enter into and perform this Agreement.

       3.03 Authorization and Consents. The execution of this Agreement by ZAP and the consummation by it of the transactions contemplated hereby has been duly authorized and approved or ratified by all necessary corporate action. ZAP has the corporate power and requisite authority to enter into this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by ZAP and constitutes the valid and binding obligation of ZAP, enforceable against ZAP in accordance with its terms. No agreement, consent, approval, release or waiver of any person or entity, not a party to this Agreement and no consent of any governmental agency or authority is required (i) to permit the performance by ZAP of its obligations under the terms of this Agreement; or (ii) in order to render the representations and warranties within this Article IV true and accurate.

       3.04 Absence of Restrictions. ZAP is not subject to any provision of any charter, bylaw, mortgage, lease, indenture, agreement, instrument, order, judgment, or decree or any other restriction or right of other parties which would prohibit the execution of this Agreement by ZAP, or which would prevent the consummation of the transactions contemplated hereunder, or which would prevent or affect in any way compliance by ZAP with the terms, conditions and provisions hereof.

       3.05 Litigation and Claims. ZAP is aware of no material claim, action, proceeding or investigation pending, asserted or threatened against, or involving its business or assets.

       3.06 Agreements, Contracts and Commitments. ZAP is not a party to, or otherwise subject to, any oral or written agreement or arrangement for the purchase or sale of any of its assets or agreement, contract or commitment, containing any covenant limiting the freedom of ZAP to engage in its business. ZAP is not in default in any material respect under any agreement, contract, lease or other material document relating to its business or assets. There have been no claims of such material defaults and, to the best of ZAP's knowledge, information and belief, there are no facts or conditions that can reasonably be expected to result in such a material default by ZAP.

       3.07 Compliance with Laws. ZAP has complied in all material respects with, and is not in violation in any material respect of any federal, state or local statute, law, rule, or regulation with respect to the conduct of its business, or the ownership, operation, sale, purchase or possession of its assets.

       3.08 Full Disclosure. The representations and warranties contained in this Agreement are subject to the exceptions specifically noted in the disclosure Schedules attached hereto. By this reference, such schedules are incorporated in and made a part of this Agreement. No representation or warranty, as supplemented pursuant to the terms and provisions hereof, by ZAP in this Agreement or in any Exhibit or schedule hereto, nor any documents, written information, written statements or certificates furnished or to be furnished by or on behalf of ZAP to ASCR pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact.

       3.09 Implementation of Representations and Warranties and Certificates. ZAP shall take all reasonable action necessary to render true, complete and accurate, as of the Closing Date, ZAP`s representations and warranties contained in this Agreement as supplemented pursuant above, and to perform or cause to be performed as of the Closing Date the covenants and the obligations of ZAP contained in this Agreement and ZAP shall refrain from taking any action (other than action permitted under this Agreement or with the consent of ASCR) which would render inaccurate, as of the Closing Date, any such representations or warranties.

                                   ARTICLE IV

                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                            OF ZAP AND ASCR TO CLOSE

       4.01 Conditions Precedent to Obligation of ZAP to Close. The obligations of ZAP to consummate the transactions contemplated by this Agreement are subject to the fulfillment to ZAP`s reasonable satisfaction on or before the Closing of each of the following conditions set forth below, subject to ZAP`s rights to waive in writing any such condition:

       (a) Representations, Warranties and Covenants. All representations and warranties of ASCR contained in this Agreement, as supplemented pursuant to
Section 2.13 above, shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made as of the Closing Date, and ASCR shall have performed and shall have caused to be performed all agreements, obligations and covenants required by this Agreement to be performed by it on or prior to the Closing Date.

       (b) Adverse Changes. There shall have been no adverse change in the Business or the Assets including, without limitation, any adverse change in ASCR's relationship with its customers, distributors, and suppliers, except as listed in Schedule 4.01, attached hereto.

       (c) Financial Statements. ASCR shall have delivered to ZAP for ZAP's review and approval ASCR's financial statements described in Section 2.03, which approval shall not be unreasonably withheld.

       (d) Supplemental Schedules Approved. All Supplemental Schedules given by ASCR, if any, shall have been reviewed and approved by ZAP, which approval shall not be unreasonably withheld.

       (e) Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted and be pending or threatened by a third party to restrain or prohibit any of the transactions contemplated hereby.

       (f) Delivery of Certificate and Resolutions. ASCR shall have delivered to ZAP a certificate of ASCR`s president and secretary: (i) stating that the representations and warranties made by ASCR herein are true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, (ii) stating that there has been no breach of any covenant contained herein by ASCR, (iii) stating that all ASCR conditions to Closing stated in this Agreement have been satisfied or waived,
(iv) stating that there has been no material adverse change with respect to ASCR, (v) stating that ASCR knows of no challenge to the consummation of the transactions contemplated by this Agreement and (vi) containing a copy of the resolutions of ASCR`s board of directors and its shareholders approving this Agreement and the consummation of the transactions contemplated hereby.

       (g) Agreement and Consents. At or prior to the Closing, ASCR shall have obtained all necessary consents to the transfer of the Assets to ZAP.

       (h) Delivery of Assets; No Encumbrances. ASCR shall deliver good and marketable title to the Assets free and clear of any encumbrances of any kind, except for any encumbrances disclosed in Schedule 2.06, attached hereto.

       4.02 Conditions Precedent to Obligation of ASCR to Close. The obligations of ASCR to consummate the transactions contemplated by this Agreement are subject to the fulfillment to ASCR`s satisfaction on or before the Closing Date of each of the following conditions set forth below, subject to ASCR`s rights to waive in writing any such condition:

       (a) Representations, Warranties and Covenants. All representations and warranties of ZAP contained in this Agreement, as supplemented pursuant to
Section 3.08 above, shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made as of the Closing Date, and ZAP shall have performed and shall have caused to be performed all agreements, obligations and covenants required by this Agreement to be performed by it on or prior to the Closing Date.

       (b) Adverse Changes. There shall have been no adverse change in ZAP's business or its financial condition, except as described in Schedule 4.02, attached hereto.

       (c) Supplemental Schedules Approved. All Supplemental Schedules given by ZAP, if any, shall have been reviewed and approved by ASCR, which approval shall not be unreasonably withheld.

       (d) Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted and be pending or threatened by a third party to restrain or prohibit any of the transactions contemplated hereby.

       (e) Delivery of Certificate and Resolutions. ZAP shall have delivered to ASCR a certificate of ZAP's president and secretary: (i) stating that the representations and warranties made by ZAP herein are true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, respectively, (ii) stating that there has been no breach of any covenant contained herein by ZAP, (iii) stating that all ZAP conditions to the Closing stated in this Agreement have been satisfied or waived, (iv) stating that there has been no material adverse change with respect to ZAP, (v) stating that ZAP knows of no challenge to the consummation of the transactions contemplated by this Agreement and (vi) containing a copy of the resolutions of ZAP's board of directors approving this Agreement and the consummation of the transactions contemplated hereby.

       (f) Payment of Purchase Price. ZAP shall deliver the Purchase Price.

                                   ARTICLE V

                  INDEMNIFICATION; SURVIVAL OR REPRESENTATIONS,
                            WARRANTIES AND AGREEMENTS

       5.01 Indemnification by ASCR. ASCR agrees to indemnify and hold ZAP, its directors, officers, shareholders, agents, employees, successors and assigns (collectively, "ZAP Indemnitees"), harmless from and against any and all claims, causes of action, demands, losses, cost, expenses, obligations, damages, deficiencies, or liabilities, including interest, penalties, and reasonable attorneys fees resulting from (i) any liability of ASCR relating to the operation of ASCR's Business prior to the Closing Date except for those liabilities specifically assumed by ZAP pursuant to Section 2.03 hereof and (ii) a breach of any representation, warranty or agreement of ASCR contained in this Agreement. The foregoing indemnification shall survive the Closing, and shall remain operative and in full force and effect, regardless of any investigation or statement as to the result thereof made by or on behalf of any party.

       5.02 Claims. In the event a claim is made against ZAP or any ZAP Indemnitee for which they are (or either of them is) indemnified hereunder, ZAP shall notify ASCR of such claim. In the event that any action indemnified hereunder is brought against ZAP or a ZAP Indemnitee and ZAP shall notify ASCR of the commencement thereof, ASCR shall, at its sole expense, assume the defense thereof with counsel reasonably satisfactory to ZAP. ZAP shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of ZAP unless ASCR has authorized the employment of such counsel in writing. ASCR shall have the right to settle any such action or judgment, based on any such action, provided that ASCR has previously rendered to ZAP satisfactory evidence of its ability to pay any action or judgment, and contemporaneously with such settlement ASCR shall pay the amount of such settlement. If ASCR shall fail to diligently defend such action, ZAP, after written notice to ASCR, may do so with attorneys of its own selection and ASCR shall be responsible for and shall pay any settlement or judgment effected by ZAP and all attorneys' fees.

       5.03 Indemnification by ZAP. ZAP agrees to indemnify and hold ASCR, its directors, officers, shareholders, agents, employees, successors and assigns (collectively, "ASCR`s Indemnitees"), harmless from and against any and all claims, causes of action, demands, losses, cost, expenses, obligations, damages, deficiencies, or liabilities, including interest, penalties, and reasonable attorneys fees resulting from a breach of any representation, warranty or agreement of ZAP contained in this Agreement. The foregoing indemnification shall survive the Closing, and shall remain operative and in full force and effect, regardless of any investigation or statement as to the result thereof made by or on behalf of any party.

       5.04 Claims. In the event a claim is made against ASCR or any ASCR Indemnitee for which they are (or either of them is) indemnified hereunder, ASCR shall notify ZAP of such claim. In the event that any action indemnified hereunder is brought against ASCR or an ASCR Indemnitee and ASCR shall notify ZAP of the commencement thereof, ZAP shall, at its sole expense, assume the defense thereof with counsel reasonably satisfactory to ASCR. ASCR shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of ASCR unless ZAP has authorized the employment of such counsel in writing. ZAP shall have the right to settle any such action or judgment, based on any such action provided that ZAP has previously rendered to ASCR satisfactory evidence of its ability to pay any action or judgment, and contemporaneously with such settlement ZAP shall pay the amount of such settlement. If ZAP shall fail to diligently defend such action, ASCR, after written notice to ZAP, may do so with attorneys of its own selection and ZAP shall be responsible for and shall pay any settlement or judgment effected by ASCR and all attorneys' fees.

                                   ARTICLE VI

                              ACCESS TO INFORMATION

       6.01 Confidentiality. All information not previously disclosed to the public which shall have been furnished by ASCR or ZAP to the other party shall not be disclosed prior to the Closing to any person other than the party's respective employees, legal counsel, and accountants, in confidence, or used for any purpose other than as contemplated herein. In the event that the sale of the Assets shall not be consummated, all such information, including any schedule, analysis or other documents prepared by ASCR or ZAP, which shall be in writing, shall remain confidential. The parties acknowledge that disclosure by a party of such information except as permitted hereunder may result in substantial harm to the other party.

       6.02 Effect of Investigation. Any investigation of ASCR or ZAP by the other party shall not affect any of the representations, agreements, covenants or warranties set forth herein. Except as expressly waived in writing or otherwise provided herein, all representations and warranties shall continue in full force and effect, and the parties shall continue to be bound by them. If an exception to any representation or warranty has been disclosed on a disclosure Schedule or Supplemental Schedule delivered by a party prior to Closing, and the other party receiving such disclosure proceeds to close notwithstanding such disclosure, then such other party's right to damages or indemnification from the disclosing party as to matters covered by such disclosure shall be deemed waived by such other party.

                                  ARTICLE VII

                                     GENERAL

       7.01 Notices. Any notice or demand required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally and signed receipt for such notice or demand is secured, or mailed by registered mail or certified mail, postage prepaid, return receipt requested, and addressed to the following persons at the following respective address unless by any such notice a different person or address shall have been designated by the addressee:

         Notices to ZAP shall be sent to:

                  ZAPWORLD.com
                  117 Morris Street
                  Sebastopol, CA  95472
                  Attn:  Gary Starr

         Notice to ASCR shall be sent to:

                  American Scooter & Cycle Rental
                  c/o Jeff and Helena Sears
                  2715 Hyde Street
                  San Francisco, CA 94109

       7.02 Governing Law; Arbitration. The validity, construction, interpretation and enforcement of this Agreement shall be determined and governed by the laws of the State of California. Further, in the event of any dispute between the parties relative to this Agreement, the inducements or representations to enter into this Agreement, or the parties' performance of the terms of this Agreement, said dispute(s) shall be resolved through binding arbitration pursuant to the rules of the American Arbitration Association or other mutually agreeable body, before one (1) arbitrator selected by the parties, with the sites of the arbitration agreed to be in San Francisco, California.

       7.03 Waiver and Modification. Any term or provision of this Agreement may be waived at any time by a written instrument executed by the party which is entitled to the benefit thereof; provided, however, that no such waiver shall constitute a waiver by such party of any of its other rights and remedies, at law or in equity. This Agreement may be amended, modified or supplemented at any time only by a written instrument executed by all the parties hereto.



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

       7.04 Cooperation and Further Assurances. The parties to this Agreement shall fully cooperate with each other in connection with all general matters and tax matters (including tax audits) involving either party, which relate in any way to this Agreement. Such cooperation shall include, but not be limited to the preparation of an asset purchase valuation and classification schedule, prepared pursuant to Internal Revenue Code Section 1060 et seq., as revised, and the granting to the individual party and the taxing authorities reasonable access to relevant business records and evidence of payment; provided, however, the party requesting such cooperation shall pay costs and expenses of the cooperating party in connection with such cooperation.

       7.05 Entire Agreement. This Agreement, including documents incorporated herein by reference, the Exhibits and schedules attached hereto when duly executed and delivered, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior proposals, oral and written, all previous negotiations and all other communications between the parties with respect to the subject matter hereof (except to the extent any other agreement may be incorporated into this Agreement by a writing executed by ZAP and ASCR).

       7.06 Headings. The titles to articles and paragraphs hereof are used for convenience only and shall not be deemed to be a part hereof, or affect the construction or interpretation of any provision hereof.

       7.07 Attorneys' Fees. Except as otherwise provided herein, in connection with enforcement of their respective rights hereunder, the parties shall each be entitled to any right or remedy available at law or in equity, and the prevailing party shall be entitled to reasonable attorneys' fees actually incurred in connection therewith.

       7.08 Severability. If any provision of this Agreement is held invalid under any applicable statute or rule of law, such invalidity shall not affect the other provisions of this Agreement that can be given effect without the invalid provisions, and to this end the provisions of this Agreement are declared severable. Notwithstanding the above, such invalid provision or clause shall be construed and enforced, to the extent possible, in accordance with the original intent of the parties.

       7.09 Assignment. This Agreement may not be assigned to any party without the written consent of the other party hereto.

       7.10 Recitals. The recitals herein are incorporated by this reference into this Agreement and shall bind the parties in accordance with their terms.

       7.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered to be an original, but all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

ASCR:                                           ZAP:

American Scooter and Cycle Rental,              ZAP WORLD.com, a California
Inc., a California corporation                  corporation


By:     /s/ Jeffrey Sears                       By:             /s/ Signature
     ------------------------------------            ---------------------------
     Jeffrey Sears, CEO                         Its:
                                                     ---------------------------

                                    EXHIBIT A
                      ASCR INVENTORY FOR ZAPWORLD TRANSFER
                                 MARCH 27, 2000

                              Yamaha Razz Scooters

 Unit #    Year                  Vin                     Plate           Mileage

  2 RED    1987           JYA3EPAOONA187470             CO21472           9,933
  4 RED    1987           JYA3EPA07NA187501             CO21475           7,525
  1 RED    1988           JYA3EPA09JA007042             CO21474           6,529
  3 RED    1987           JYA3EPA00NA187467             CO21473           8,508
  4 BLK    1987           JYA2HU003HA003520             14Y5199           4,824
  5        1987           JYA3EPA00NA180178             CO21476          10,375

  2 BLK    1987           JYA3EPA08NA187212             CO22991           4,424
  8        1988        1JH2AF1607JK004219 HONDA         14J5753           4,440



                             Honda Elite 80 Scooters


 Unit #    Year               Vin                       Plate            Mileage

   12      1996        3HIHF031OTD100036                14P7853          17,018
   15      1996        3H1HF0319TD100018                14P6611          16,070
   35      1994        3H1HF0313RD900418                14Y5211          21,419
   34      1996        3H1HF0318TD100012                14K5885          24,125
   16      1996        3H1HF0318TD100009                14P9311           6,308
   33      1995        3H1HF0319RD900200                14K5903          24,995
   24      1994        3H1HF0312RD900197                14K6702          23,968
   18      1994        3H1HFO311RD900143                12V1291          21,640
   20      1994        31HFO319SD000001                 14M5654          26,381




                                   EXHIBIT A

                            Honda Elite 150 Scooters


 Unit #    Year               Vin                       Plate            Mileage

   48      1987        JH2KF0113HK204975                12X9166          11,132
   49      1987        JH2KF011XHK200535                12G4244          12,870
  white    1987        JH2KF0110HK201533                14J5753           4,558






                            Honda Helix 250 Scooters


 Unit #    Year               Vin                       Plate            Mileage

    1      1996        JH2MF0204TK100342                14T9143          28,072
    4      1996        JH2MF0208TK100361                14J5838          27,112

                                   Motorcycles
  Unit #       Year             Make               Model                   Vin                  Plate        Mileage


     3           1994      Harley Davidson     Sportster 883        1HD4CAM30RY214910            13X6466      47,823

     2           1994      Harley Davidson     Sportster 883        1HD4CAM37RY208411            13W7402      43,513

     2           1998          Yamaha          V-Star Classic        JYAVM01Y9000222             14V6166      23,738

     4           1998          Yamaha          V-Star Classic       JYAVM01Y2WA000224            14V6164      22,110

     3           1998          Yamaha          V-Star Classic       JYAVM01Y4WA000242            14V6167      20,059

     1           1998          Yamaha          V-Star Classic       JYAVM01Y2WA000241            14V6165      27,204



                            1 1987 FORD RANGER TRUCK
                             VIN# 1FTCR14T2HPA53704
                                 PLATE# 3F85877

                                    EXHIBIT B
                          AMERICAN SCOOTER RENTAL, INC.
                                  Balance Sheet
                             As of December 31, 1999

                                     ASSETS

Current Assets
     West America Bank                       5,289.41
     Wells Fargo Bank                       93,313.58
                                        ------------------

                                                              98,602.99
Fixed Assets
     Furniture & Fixtures                    3,123.06
     Machines & Equipment                  253,031.14
     Electric Vehicle                       11,030.20
     Office Equipment                        8,523.01
     Less:  Accumulated Depreciation      (222,986.41)
                                        ------------------

                                                              52,721.00
Other Assets
     Charles Schwab Investment              50,000.00
     Organizational Expense                    627.00
     Less:  Accumulated Amortization          (627.00)
     Goodwill                               85,543.00
                                        ------------------

                                                             135,543.00
                                                          ------------------

                                                             286,866.99
                                                          ==================


             LIABILITIES

Current Liabilities
     Federal Tax Withheld                    1,240.00
     FICA Withheld                             558.00
     Medicare                                  130.50
     State Income Tax Withheld                 710.00
                                        -----------------

                                                               2,638.50
Stockholders' Equity
     Issued Common Stock                    10,000.00
     Paid in Capital                       116,218.00
     Retained Earnings                      72,234.57
     Net income YTD                         85,775.92
                                        -----------------

                                                             284,228.49
                                                          ------------------

                                                             286,866.99
                                                          ==================

Asset Purchase Agreement
American Scooter and Cycle Rental, Inc. - ZAP WORLD.com



Schedule 2.06

ASCR has good and marketable title to all of the Assets set forth in Exhibit A.




Schedule 2.07

The only pending or threatened legal action asserted against ASCR is the matter of Boop v. American Scooter and Cycle Rental, Inc., San Francisco Superior Court Action No. 998587. The suit involves a claim by a customer who rented a motor scooter and sustained personal injuries as the result of a vehicular accident. The matter is covered by ASCR's liability insurance. Recently a court appointed arbitrator awarded the plaintiff the sum of $50,000, a sum that is well within the policy limits. The matter is expected to settle without any exposure to ASCR.

Aside from the foregoing matter, ASCR is unaware of any other material claims, actions, proceedings or investigations pending, asserted or threatened against, or involving the Business or the Assets.




Schedule 2.09

ASCR is not in default in any material respect under any agreement, contract, lease or other material document relating to the Business or the Assets. There have been no claims of such material defaults and, to the best of ASCR's knowledge, information and belief, there are no facts or conditions which can reasonably be expected to result in such a material default by ASCR.




Schedule 2.11

No claims have been threatened or asserted by any person that the manner in which ASCR conducts its business is in violation of any license held by ASCR or that ASCR's use of Intellectual Property infringes any proprietary right or interest of any third party.

ASCR makes no warranties or representations whatsoever concerning its ownership or right to use any particular intellectual property.